EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: DYNAMIC HEALTH PRODUCTS, INC.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated May 21, 2003, relating to the financial statements of Dynamic Health Products, Inc. and Subsidiaries appearing in the Dynamic Health Products, Inc. Annual Report on Form 10-KSB for the year ended March 31, 2003, filed with the Securities and Exchange Commission on June 30, 2003.

/s/ Brimmer, Burek & Keelan LLP

Brimmer, Burek & Keelan LLP
Tampa, Florida

February 19, 2004